Exhibit 10.2

INTELLECTUAL PROPERTY PURCHASE AND ASSIGNMENT AGREEMENT

This “INTELLECTUAL PROPERTY PURCHASE AND ASSIGNMENT AGREEMENT”, including all Exhibits and Schedules referenced and attached hereto, (together, the “Agreement”) is effective as of the later date of execution below (the “Effective Date”), and is made and entered into by and between:

urban-gro, Inc., a Colorado corporation with its principal offices at 1751 Panorama Point, Unit G, Lafayette, CO 80026 (“urban-gro”, or “Assignee”);

Edyza Sensors, Inc., a Delaware corporation with offices at 4590 MacArthur Blvd., Suite 357, Newport Beach, CA 92660, (“EDYZA”, or “Assignor”).

PURPOSE

The purpose of this Agreement is to set forth the mutually binding terms and conditions of an agreement between urban-gro and EDYZA with respect to their “Letter of Intent” of March 20, 2017, attached as Exhibit A, regarding the assignment of certain intellectual property (“IP”) rights from EDYZA to urban-gro.

Additional terms and conditions concerning the parties’ respective proprietary rights concerning any patent application assignment are further disclosed in the parties’ “Master Distributor & Supplier Agreement” to be executed concurrently (the “Supplier Contract”), concerning the manufacture, use, sale, and/or import into the United States of any goods covered by the patent applications set forth in Schedule A to this Agreement (the “Patent Applications”), provided however that, to the extent that any conflict exists between the terms of this Agreement and the Supplier Contract, the terms of this Agreement shall take precedence.

The parties together agree that (a) EDYZA is the owner of all right, title, and interest to the claimed inventions described in the Patent Applications; (b) EDYZA desires to assign the claimed inventions to urban-gro; (c) urban-gro desires to acquire the entire right, title, and interest in and to the claimed inventions; and (d) the assignment of the claimed inventions is made in consideration of, and shall be subject to, the following terms and conditions:

1.       Assignment of Claimed Inventions.

1.1.       Assignment. Assignor hereby sells, assigns, and transfers to Assignee, the full and exclusive right, title, and interest to the claimed inventions in the United States and its territorial possessions and in all foreign countries and to all Letters Patent or similar legal protection in the United States and its territorial possessions and in any and all foreign countries to be obtained for the invention by the Patent Applications or any continuation, continuation-in-part, divisional, reexamination, reissue and/or any application claiming priority thereof, including any legal equivalent thereof, in a foreign country for the full term or terms for which the same may be granted.

Assignor shall, to confirm the assignment of the claimed inventions, execute concurrently with the execution of this Agreement the assignment document attached hereto as Exhibit B, which is incorporated into this Agreement in its entirety, and may be recorded in patent offices, as appropriate.

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1.2.       Cooperation. Assignor agrees that it will, at Assignee’s sole cost and expense: (a) assist Assignee in the filing and prosecution of any patent application(s) covering the claimed inventions; (b) communicate to Assignee or its representatives any facts known to Assignor respecting the improvements and inventions covered by the Patent Applications; (c) testify in any legal proceedings; (d) sign all lawful papers, execute all divisional, continuation, continuation-in-part, and reissue applications; (e) make all rightful oaths; and (f) take all other reasonable actions to aid Assignee, its successors, assigns and nominees to perfect such right, title, and interest in the claimed inventions in Assignee and to obtain and enforce proper protection for the claimed inventions in all countries, and asserts that it will not execute any agreements inconsistent therewith.

1.3.       Further Support. Assignor shall transfer, or cause to be transferred to, Assignee (or its designee or representatives) the complete original files related to the claimed inventions, all documents and files in its possession, custody or control, including those in the possession, custody or control of attorneys or agents of Assignor, that are related to the procurement of any Letters Patent from the relevant government entities and all additional information that Assignee may need to continue prosecution of the claimed inventions.

1.4.       License to Assignor. Notwithstanding the assignment of the claimed inventions described above in Section 1.1, pursuant to this Agreement, upon assignment of the claimed inventions to Assignee, Assignee shall be deemed to have granted the following licenses to Assignor as follows:

1.4.1.       License per Supplier Contract. For so long as Assignor acts as Assignee’s exclusive supplier of any goods covered by the claimed inventions pursuant to the Supplier Contract, Assignee grants to Assignor an exclusive, limited, revocable right and license to practice the claimed inventions, including any later improvements identified by the Assignee which are necessary to Assignor’s performance of the Supplier contract, in the United States for the purposes of Assignor’s performance under the Supplier Contract. For the avoidance of confusion, the foregoing shall not be construed to limit the Assignee’s ability to license the claimed inventions, including any later improvements, so long as such license does not conflict with the exclusivity granted to Assignor in the Supplier contract.

1.4.2.       License to Claimed Invention. Upon execution of this Agreement, Assignee grants to Assignor a limited, revocable, non-exclusive, non-fee bearing, non-transferable and non-assignable right and license (the “License”) to practice the claimed invention, including any later improvements identified by the Assignee, in U.S. Patent Serial No. 15/626,085 for “SENSOR BUS ARCHITECTURE FOR MODULAR SENSOR SYSTEMS” described in Schedule A without restrictions, subject only to Assignor’s prior written consent, such consent not to be unreasonably withheld or delayed.

The foregoing License shall be subject to five (5) year terms, and shall expire at the end of any five (5) year term period unless the parties provide mutual written consent and agreement to renew the License prior to the expiration of the five (5) year term then in effect, such consent and agreement not to be unreasonably withheld or delayed.

The foregoing License may only be revoked by Assignee in the event that Assignor is in material uncured breach (to the extent that any such breach is capable of cure) of any of the License’s terms, this Agreement, or the Supplier Contract, as the case may be.

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2.       Purchase Consideration. In full consideration of the assignment of the claimed inventions to Assignee under this Agreement, Assignee agrees to:

(a)       execute concurrently with this Agreement the proposed Supplier Contract concerning the production and distribution of goods (including those which are subject to the claimed inventions) between Assignor and Assignee;

(b)       execute concurrently with this Agreement the proposed “Simple Agreement for Future Equity” (the “SAFE”) for Assignee’s investment in EDYZA; and

(c)       make payment under the SAFE in an amount equal to four hundred thousand dollars ($400,000.00 USD) to EDYZA, in accordance with the terms of the SAFE.

3.       Representations and Warranties. Assignor hereby represents and warrants that:

(a)       Assignor owns full and complete right, title, and interest in and to the claimed inventions and has the full power to assign its entire right, title, and interest in and to the claimed inventions;

(b)       Assignor does not have any agreement, license, arrangement, obligation, or understanding, express or implied or by operation of law, with any third party or organization relating to or limiting the ownership of, or right to exercise or transfer, all or any of the claimed inventions and the assignment and transfer of the claimed inventions pursuant to this Agreement will not be in violation of any covenant, agreement or other obligation of Assignor;

(c)       Assignor has not performed any acts or made any statements, or failed to perform any acts or make any statements, which would adversely affect either the validity or enforceability of any of the claimed inventions; and

(d)       for each of the claimed inventions, and to the best of the Assignor’s knowledge, there have not been and are not currently pending or threatened, and Assignor has no reason to believe there will be, any: (i) liens or other encumbrances; (ii) consent or other settlement agreements; (iii) claims of infringement of the intellectual property rights of any third party or challenges to the inventorship, ownership or the validity of the claimed inventions; or (iv) any administrative proceedings or actions before the United States Patent and Trademark Office.

4.       Enforcement.

4.1.       No Challenge. Assignor shall not initiate or participate or assist, formally or informally, directly or indirectly, in any challenge, litigation, investigation, reissue, reexamination, cancellation or other opposition in any jurisdiction (each, an “Adverse Proceeding”) to the extent such Adverse Proceeding challenges the scope, enforceability, validity, ownership or other right pertaining to the claimed inventions.

4.2.       Reasonable Assistance. Upon the request of Assignee, Assignor shall reasonably cooperate with Assignee, at Assignee’s sole cost and expense, in any investigation, litigation or other proceeding instituted by Assignee after the Effective Date relating to the claimed inventions.

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5.       Confidentiality. The parties acknowledge and agree that the information contained herein shall be kept confidential and shall not, without prior written consent of the parties, be disclosed in any manner whatsoever, in whole or in part, except as necessary to perform under or to enforce the terms and conditions of this Agreement or as may be required by law, including subpoena and court order. However, each party shall each have the right to disclose information to its respective directors, officers, employees, prospective managers, and legal, financial and advertising advisers (collectively, the “Agents”) provided that such Agents shall each be bound to treat said information as confidential.

6.       General Terms. The relationship between the parties shall be as independent contractors. Nothing contained in this Agreement shall be deemed to create any association, partnership, employment, joint venture or agency relationship between the parties. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. To the full extent permitted by law, this Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California, excluding its conflict of law principles. The sole and exclusive jurisdiction for any action relating to this Agreement shall be the state or federal courts in Los Angeles County in the State of California, and the parties consent to such jurisdiction and waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum. No waiver of any right, remedy, default or breach of this Agreement by a party shall be deemed a waiver of any other right, remedy, default or breach. All amendments and modifications of this Agreement shall be made by written document signed by all parties. If at any time, any provision of this Agreement is or becomes illegal, invalid, or unenforceable, in any respect under the law of any jurisdiction, the legality, validity, or enforceability of the remaining provisions shall in no way be affected or impaired. This Agreement may be executed in counterparts and by electronic mail, and each counterpart shall constitute a valid, binding Agreement upon full execution. This Agreement and the attached exhibit and schedules form the entire agreement between the parties relating to the subject matter of this Agreement and supersede all prior communications, written or oral, between the parties.

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IN WITNESS WHEREOF, EDYZA and urban-gro have caused this Agreement to be signed by their duly authorized representatives.

Assignor/ EDYZA SENSORS, INC.

Signature

Printed Name & Title

Date
Assignee/urban-gro, Inc.

Signature

Printed Name & Title

Date

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SCHEDULE A

PATENT APPLICATIONS

U.S. Patent Application Serial No.	Application Date	Title of Application

15/626,079	June 17, 2017	Modular sensor architecture for soil and water analysis at various depths frOm the surface

15/626,085	June 17, 2017	SENSOR BUS ARCHITECTURE FOR MODULAR SENSOR SYSTEMS

62/351,989	June 19, 2016	MODULAR SENSOR ARCHITECTURE FOR SOIL AND WATER ANALYSIS AT VARIOUS DEPTHS FROM THE SURFACE

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EXHIBIT A

LETTER OF INTENT

(see attached)

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EXHIBIT B

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the “Agreement”) is dated as of _________________[MONTH] ____ [DAY], 20____ [YEAR], by and between urban-gro, Inc., a Colorado corporation with its principal offices at 1751 Panorama Point, Unit G, Lafayette, CO 80026 (“Assignee”); and

Edyza Sensors, Inc., a Delaware corporation with offices at 4590 MacArthur Blvd., Suite 357, Newport Beach, CA 92660, (“Assignor”).

PURPOSE

Assignor and Assignee are parties to a “Intellectual Property Purchase and Assignment Agreement”, dated as of _________________[MONTH] ____ [DAY], 20____ [YEAR] (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, all right, title, and interest in and to the claimed inventions set forth in Schedule 1 (the “Patent Applications”).

In consideration of the mutual promises contained in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ASSIGNMENT

Assignor hereby sells, assigns, and transfers to Assignee, the full and exclusive right, title, and interest in and to the claimed invention in the United States and its territorial possessions and in all foreign countries and to all Letters Patent or similar legal protection in the United States and its territorial possessions and in any and all foreign countries to be obtained for the invention by the patent applications or any continuation, continuation-in-part, divisional, reexamination, reissue and/or any application claiming priority thereof, including any legal equivalent thereof, in a foreign country for the full term or terms for which the same may be granted.

Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States Patent and Trademark Office and any Official of any country or countries foreign to the United States of America whose duty it is to issue Letters Patent on patent applications as aforesaid, to issue all such Letters Patent for the claimed invention to the Assignee, as the Assignee of the entire right, title, and interest in, to and under the same, for the sole use and benefit of the Assignee in accordance with the terms of this instrument.

Assignor hereby covenants with Assignee that no assignment, grant, mortgage, license, or other agreement affecting the rights and property herein conveyed has been made to others by the undersigned and that Assignor has full right to convey the entire right, title, and interest herein sold, assigned, transferred and set over.

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Assignor hereby further covenants and agrees that the Assignee may apply for foreign Letters Patent on the claimed inventions and claim the benefits of the International Convention, and that Assignor will, at any time, when called upon to do so by the Assignee communicate to the Assignee as the case may be, any facts known to Assignee respecting the claimed inventions, and execute and deliver any and all lawful papers that may be necessary or desirable to perfect the title to the claimed inventions, the Patent Applications and the Letters Patent in the Assignee and that if reissues or reexaminations of the Letters Patent or disclaimers relating thereto, or divisionals, continuations, or continuation-in-parts of the Patent Applications shall hereafter be desired by the Assignee, the Assignee will, at any time, when called upon to do so by the Assignee sign all lawful papers, make all rightful oaths, execute and deliver all such disclaimers and all divisional, continuation, continuation-in-part, reexamination, and reissue applications so desired, and do all lawful acts requisite for the patent applications for such continuations, continuation-in-parts, divisionals, reexaminations, or reissues and the procuring thereof and for the filing of such disclaimers and such patent applications, and generally do everything possible to aid the Assignee to obtain and enforce proper patent protection for the claimed inventions in all countries, at the expense of the Assignee.

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date set forth above.

Assignor/Edyza Sensors, Inc., by

Signature

Printed Name & Title

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SCHEDULE 1

PATENT APPLICATIONS

U.S. Patent Application Serial No.	Application Date	Title of Application

15/626,079	June 17, 2017	Modular sensor architecture for soil and water analysis at various depths frOm the surface

15/626,085	June 17, 2017	SENSOR BUS ARCHITECTURE FOR MODULAR SENSOR SYSTEMS

62/351,989	June 19, 2016	MODULAR SENSOR ARCHITECTURE FOR SOIL AND WATER ANALYSIS AT VARIOUS DEPTHS FROM THE SURFACE

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